Exhibit 99.1

For more information contact:
Jerry Mueller, Senior Vice President (314) 512-7251
Ann Marie Mayuga, AMM Communications (314) 485-9499

ENTERPRISE FINANCIAL REPORTS FIRST QUARTER 2011 RESULTS

  First quarter net income of $7.1 million or $0.42 per fully diluted share
  Pre-tax, pre-provision operating earnings up 56% over prior year period
  Core deposits increase 28% and demand deposits up 49% over prior year
  Net interest income increases 44% over prior year period
  Nonperforming loans drop 22% from one year ago

St. Louis, April 28, 2011. Enterprise Financial Services Corp (NASDAQ: EFSC) (the “Company”) reported net income of $7.1 million for the quarter ended March 31, 2011 compared to a net loss of $3.0 million for the prior year period. After deducting dividends on preferred stock, the Company reported net income of $0.42 per diluted share for the first quarter of 2011 compared to a net loss of $0.25 per diluted share for the first quarter of 2010. The first quarter net income and diluted earnings per share figures represented record quarterly financial results for the Company.

As previously reported, on January 7, 2011, Enterprise Bank & Trust (the “Bank”), the Company’s banking subsidiary, entered into a loss share agreement with the FDIC and acquired certain assets and assumed certain liabilities of Legacy Bank of Scottsdale, Arizona (“Legacy”). The acquisition consisted of assets with an estimated fair value of approximately $128.7 million and liabilities with an estimated fair value of approximately $130.6 million. Approximately $43.5 million of the deposits were assumed at a premium of 1%. The assets were purchased at a 7.6% discount to their historic book value. In addition, the Bank acquired approximately $ 69.2 million in trust assets. Pursuant to the loss share agreement, the FDIC will reimburse the Bank for 80% of losses incurred on certain loans and other real estate. As part of the acquisition, the Company provided the FDIC with a Value Appreciation Instrument whereby 372,500 units were awarded to the FDIC at an exercise price of $10.63 per unit. The units were exercisable at any time from January 14, 2011 until January 6, 2012. The FDIC exercised the units on January 20, 2011 at a settlement price of $11.8444 and a cash payment of $452,364 was made to the FDIC on January 21, 2011.

Peter Benoist, President and Chief Executive Officer, commented, “The Company’s operating performance continues to show strong improvement with first quarter net income increasing 10% over last quarter. Robust growth in core deposits and a solid rebound in commercial and industrial loans, coupled with continued improvement in asset quality, bode well for future results.”

Benoist added, “We also look forward to further growth in Arizona. The completion of the Legacy Bank acquisition in Scottsdale during the first quarter expands our footprint in the greater Phoenix area and positions us to focus on organic deposit and loan growth in that market.”

On a pre-tax, pre-provision basis, the Company’s operating income was $14.1 million in the first quarter of 2011, a 4% increase from the linked fourth quarter and a 56% increase from the prior year period.

Pre-tax, pre-provision income , which is a non-GAAP (Generally Accepted Accounting Principles) financial measure, is presented because the Company believes adjusting its results to exclude loan loss provision expense, sales and fair value writedowns of other real estate, and sales of securities provides shareholders with a more comparable basis for evaluating period-to-period operating results. A schedule reconciling GAAP pre-tax income (loss) to pre-tax, pre-provision income is provided in the attached tables.

Banking Segment

Deposits
Core deposits, which exclude brokered certificates of deposit and include reciprocal CDARS deposits, increased $132.7 million, or 6%, in the first quarter of 2011 compared to the fourth quarter of 2010. First quarter deposit growth included an $81.9 million increase in demand deposits, an $80.6 million increase in money market accounts and other interest-bearing deposit accounts, and a $55.9 million increase in non-CDARS certificates of deposit. Reciprocal CDARS certificates of deposits decreased by $85.7 million in the first quarter of 2011 to $74.8 million compared to $160.5 million at December 31, 2010 and $147.9 million at March 31, 2010. Approximately $36.6 million of the money market increase was the result of a new CDARS money market sweep product, of which approximately $32.0 million, or 88%, were transfers from CDARS certificates of deposit.

Strong deposit growth was attributed to the Company’s marketing and sales activities, as well as the continuing cash accumulation trend among our commercial clients. The Company completed a successful deposit promotion in Arizona, generating more than $22.9 million in money market balances in the first quarter of 2011. In addition, approximately $12.0 million of the money market growth and $33.0 million of the certificate of deposit growth in the first quarter of 2011 was related to the Company’s Enterprise Advisory Services initiative, a proprietary deposit platform marketed to registered investment advisory firms.

Noninterest-bearing demand deposits rose $147.2 million, or 49%, compared to March 31, 2010 and increased to 18% of total deposits at March 31, 2011 from 16% at December 31, 2010 and March 31, 2010.

On a year over year basis, core deposits increased $501.7 million, or 28%. Total deposits at March 31, 2011 were $2.4 billion, an increase of 6% over December 31, 2010 and 28% higher than March 31, 2010.

Loans
Portfolio loans totaled $2.0 billion at March 31, 2011, including $191.4 million of loans covered under FDIC loss share agreements. Since December 31, 2010, portfolio loans covered under FDIC loss share agreements increased $64.7 million, or 51%, as a result of the Legacy acquisition. Excluding the loans covered under loss share, total portfolio loans were essentially flat in the first quarter of 2011, although Commercial & Industrial loans increased $19.0 million, or 3%, during the quarter and represent almost one-third of the Company’s loan portfolio at March 31, 2011. The net increase in Commercial & Industrial loans was a result of strong new business activity rather than higher credit line utilization rates. The increase in Commercial & Industrial loans was offset by a decrease of $29.1 million in Construction and Residential Real Estate loans as the Company continued to reduce its exposure to these sectors.

On a year over year basis, total portfolio loans increased $153.3 million, or 9%. Excluding the loans covered under loss share, portfolio loans decreased $25.1 million, or 1%. Commercial & Industrial loans increased $61.6 million, or 11% from March 31, 2010 to March 31, 2011.

Asset quality
Nonperforming loans, including troubled debt restructurings of $9.7 million, were $43.5 million at March 31, 2011, down from $46.4 million at December 31, 2010 and $55.8 million at March 31, 2010. During the quarter ended March 31, 2011, there were $18.5 million of additions, $4.0 million of chargeoffs, $6.4 million of other principal reductions, $7.0 million of assets transferred to other real estate, and $ 4.0 million of assets transferred back to performing status. Of the $18.5 million in new nonperforming loans, five construction real estate loans representing three relationships comprised over $15.7 million, or 85% of the total. Of these, two relationships totaling $6.0 million were transferred to other real estate during the quarter.

Nonperforming loans represented 2.23% of total loans at March 31, 2011 versus 2.45% of total loans at December 31, 2010 and 3.10% at March 31, 2010.

Nonperforming loans by portfolio class at March 31, 2011 were as follows (in millions):

	Total portfolio	Nonperforming	% NPL
Construction, Real Estate/Land
Acquisition & Development	$176.2	$16.8	9.53%
Commercial Real Estate – investor owned	455.7	9.4	2.06%
Commercial Real Estate – owner occupied	325.1	1.2	0.37%
Residential Real Estate	174.4	9.5	5.45%
Commercial & Industrial	613.0	6.6	1.08%
Consumer & Other	16.7	---	0.00%
Portfolio loans covered under FDIC loss share	191.4	---	0.00%
Total	$1,952.5	$43.5	2.23%

Loans that were 30-89 days delinquent at March 31, 2011 remained at very low levels, representing 0.12% of the portfolio compared to 0.13% at December 31, 2010.

Other real estate at March 31, 2011 was $51.3 million, compared to $36.2 million at December 31, 2010 and $20.9 million at March 31, 2010. Of the $15.1 million increase over the linked fourth quarter, almost 80%, or $12.0 million, was comprised of other real estate covered under FDIC loss share agreements, principally related to the Legacy acquisition. Approximately 45% of total other real estate, or $22.9 million, is covered by one of three FDIC loss share agreements.

Other real estate not covered by an FDIC loss share agreement totaled $28.4 million at March 31, 2011, an increase of $3.1 million from December 31, 2010. At March 31, 2010 other real estate not covered by FDIC loss share agreements totaled $18.7 million.

During the first quarter, the Company sold $4.0 million in other real estate, recording a gain of $423,000.

Nonperforming assets as a percentage of total assets declined to 2.48% at March 31, 2011 from 2.59% at December 31, 2010 and 3.19% at March 31, 2010.

Net charge-offs in the first quarter of 2011 declined to $3.5 million, representing an annual rate of 0.73% of average loans, compared to net charge-offs of $7.6 million, an annualized rate of 1.57% of average loans, in the linked fourth quarter and $12.7 million, an annualized rate of 2.83% of average loans, in the first quarter of 2010.

Provision for loan losses was $3.6 million in the first quarter of 2011, relatively flat compared to $3.3 million in the fourth quarter of 2010 and significantly less than the $13.8 million recorded in the first quarter of 2010. The large provision for loan losses in the first quarter of 2010 was due to higher levels of loan risk rating downgrades.

The Company’s allowance for loan losses was 2.19% of total loans at March 31, 2011, representing 98% of nonperforming loans. The loan loss allowance was 2.26% at December 31, 2010 representing 92% of nonperforming loans and 2.45% at March 31, 2010 representing 79% of nonperforming loans.

Net Interest Income
Net interest income for the banking segment decreased $1.6 million, or 5%, in the first quarter of 2011 compared to the linked fourth quarter. On a year over year basis, net interest income increased $8.0 million, or 40%. Including the effect of parent company debt, the net interest rate margin was 4.19% for the first quarter of 2011, compared to 4.70% for the fourth quarter of 2010 and 3.47% in the first quarter of 2010. The net interest rate margin for the fourth quarter of 2010 was significantly impacted by the yield on the loans covered under FDIC loss share. Loans covered under FDIC loss share yielded 29.7% in the fourth quarter of 2010 primarily due to cash flows on paid off covered loans that exceeded expectations. In the first quarter of 2011, the loans covered under FDIC loss share yielded 16.8%. Absent the FDIC loss share loans, the net interest rate margin was 3.34% for the first quarter of 2011 compared to 3.57% for the fourth quarter of 2010. The reduction in the net interest rate margin, excluding the effect of loans covered under FDIC loss share, was primarily due to the Company’s increasingly strong liquidity position.

Wealth Management Segment

Fee income from the Wealth Management segment includes Wealth Management revenue and income from state tax credit brokerage activities. In the fourth quarter of 2010, the Company elected to record Wealth Management revenue on a gross basis. This resulted in a $971,000 increase in Wealth Management revenue and a corresponding increase in Other expenses. Excluding the gross up, Wealth Management revenue decreased $83,000, or 5%, over the linked fourth quarter.

Trust assets under administration were $1.6 billion at March 31, 2011, compared to $1.5 billion at December 31, 2010 and $1.3 billion at March 31, 2010.

State tax credit brokerage activities, net of fair value marks on tax credit assets and related interest rate hedges, was $155,000 for the first quarter of 2011 compared to $(3,000) for the fourth quarter of 2010, and $518,000 in the first quarter of 2010. Tax credit sales in the first quarter of 2011 were lower than expected due to the timing of customer purchases.

Other Business Results

Total capital to risk-weighted assets was 14.34% at March 31, 2011 compared to 14.30% at December 31, 2010 and 14.29% at March 31, 2010. The tangible common equity ratio was 5.22% at March 31, 2011 versus 5.26% at December 31, 2010 and 5.92% at March 31, 2010. The year over year reduction in the tangible common equity ratio was attributable to increased assets resulting from the Company’s FDIC-assisted transactions. The Company’s Tier 1 common equity ratio was 7.51% at March 31, 2011 compared to 7.37% at December 31, 2010 and 7.16% at March 31, 2010. The Company believes that the tangible common equity and the Tier 1 common equity ratios are important financial measures of capital strength even though they are considered to be non-GAAP measures and are not part of the regulatory capital requirements to which the Company is subject. The attached tables contain a reconciliation of these ratios to U.S. GAAP.

Other Income for the first quarter of 2011 was $1.4 million. In the fourth quarter of 2010, Other income was negative due to net adjustments on loans covered under FDIC loss share.

For the first quarter of 2011, Noninterest expenses decreased $2.2 million, or 11%, compared to the linked fourth quarter. The decrease was primarily due to a $1.9 million reduction in loan legal and other real estate expenses, the reversal of a portion of the accrual for a potential fraud loss on a depository account established in the fourth quarter of 2010 and a decrease in the reserve for unfunded commitments. Those reduced expenses were partially offset by a $1.2 million increase in salaries and benefits primarily due to the Legacy acquisition and various employment benefits.

Compared to the prior year period, Noninterest expenses increased $3.8 million, or 28%. The increase over the prior year period was comprised of $2.1 million in salaries and benefits primarily due to variable compensation accruals and staff additions to support our Arizona acquisition activity and $1.2 million in higher loan legal and other real estate expenses.

The Company’s efficiency ratio was 55.1% for the quarter ended March 31, 2011 compared to 62.7% for quarter ended December 31, 2010 and 60.2% for the prior year period.

As part of a program to conduct quarterly conference calls to discuss financial results, the Company will host a conference call at 2:30 p.m. CDT on Thursday, April 28, 2011. The call will be accessible on Enterprise Financial Services Corp’s home page, at www.enterprisebank.com under “Investor Relations” and by telephone at 1-888-285-8004 (Conference ID #56959932.) Recorded replays of the conference call will be available on the website beginning two hours after the call’s completion. The replay will be available for approximately two weeks following the conference call.

Enterprise Financial Services Corp operates commercial banking and wealth management businesses in metropolitan St. Louis, Kansas City, and Phoenix. The Company is primarily focused on serving the needs of privately held businesses, their owner families, executives and professionals.

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Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. We use the words “expect” and “intend” and variations of such words and similar expressions in this communication to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in the Company’s 2010 Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY
(unaudited)

(In thousands, except per share data)	For the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
INCOME STATEMENTS	2011	2010	2010	2010	2010
NET INTEREST INCOME
Total interest income	$34,563	$36,018	$32,032	$26,710	$27,275
Total interest expense	7,825	7,909	7,742	8,108	8,652
Net interest income	26,738	28,109	24,290	18,602	18,623
Provision for loan losses	3,600	3,325	7,650	8,960	13,800
Net interest income after provision for loan losses	23,138	24,784	16,640	9,642	4,823

NONINTEREST INCOME
Wealth Management revenue	1,683	2,489	1,326	1,302	1,297
Deposit service charges	1,137	1,145	1,208	1,212	1,174
Sale of other real estate	423	(355)	144	302	(12)
State tax credit activity, net	155	(3)	884	851	518
Sale of securities	174	781	124	525	557
Other income (loss)	1,391	(845)	2,365	849	522
Total noninterest income	4,963	3,212	6,051	5,041	4,056

NONINTEREST EXPENSE
Salaries and benefits	8,688	7,517	7,363	7,035	6,598
Occupancy	1,139	1,126	901	1,097	1,173
Furniture and equipment	354	358	341	325	370
Other	7,284	10,648	6,853	5,689	5,514
Total noninterest expense	17,465	19,649	15,458	14,146	13,655

Income (loss) before income tax	10,636	8,347	7,233	537	(4,776)
Income tax expense (benefit)	3,557	1,921	2,262	(200)	(1,762)
Net income (loss)	7,079	6,426	4,971	737	(3,014)
Dividends on preferred stock	(626)	(622)	(618)	(615)	(612)
Net income (loss) available to common shareholders	$6,453	$5,804	$4,353	$122	$(3,626)

Basic earnings (loss) per share	$0.43	$0.39	$0.29	$0.01	$(0.25)
Diluted earnings (loss) per share	$0.42	$0.38	$0.29	$0.01	$(0.25)
Return on average assets	0.90%	0.87%	0.69%	0.02%	(0.63% )
Return on average common equity	16.82%	14.95%	11.61%	0.34%	(10.26% )
Efficiency ratio	55.09%	62.73%	50.95%	59.84%	60.21%
Noninterest expense to average assets	2.45%	2.95%	2.46%	2.42%	2.37%

YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.49%	5.45%	5.49%	5.56%	5.59%
Loans covered under FDIC loss share	16.81%	29.72%	17.48%	14.48%	16.92%
Total portfolio loans	6.59%	7.08%	6.34%	5.62%	5.67%
Securities	2.70%	2.60%	2.75%	2.85%	2.76%
Federal funds sold	0.26%	0.26%	0.30%	0.31%	0.36%
Yield on earning assets	5.40%	6.01%	5.67%	4.95%	5.06%
Interest-bearing deposits	1.16%	1.21%	1.24%	1.44%	1.56%
Subordinated debt	5.34%	5.71%	5.88%	5.84%	5.86%
Borrowed funds	1.89%	2.32%	2.29%	2.55%	2.74%
Cost of paying liabilities	1.39%	1.49%	1.54%	1.75%	1.87%
Net interest spread	4.01%	4.52%	4.13%	3.20%	3.19%
Net interest rate margin	4.19%	4.70%	4.31%	3.46%	3.47%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands)
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
BALANCE SHEETS	2011	2010	2010	2010	2010
ASSETS
Cash and due from banks	$18,542	$23,413	$21,125	$13,711	$13,548
Federal funds sold	1,464	3,153	1,599	30	2,199
Interest-bearing deposits	187,556	268,853	35,588	66,347	125,822
Debt and equity investments	496,419	373,824	274,855	273,021	280,329
Loans held for sale	3,142	5,640	5,910	2,518	1,517

Portfolio loans not covered under FDIC loss share	1,761,034	1,766,351	1,796,637	1,760,461	1,786,097
Portfolio loans covered under FDIC loss share	191,447	126,711	134,207	11,776	13,127
Total portfolio loans	1,952,481	1,893,062	1,930,844	1,772,237	1,799,224
Less allowance for loan losses	42,822	42,759	46,999	45,258	44,079
Net loans	1,909,659	1,850,303	1,883,845	1,726,979	1,755,145

Other real estate not covered under FDIC loss share	28,443	25,373	26,937	23,606	18,669
Other real estate covered under FDIC loss share	22,862	10,835	7,748	2,279	2,279
Premises and equipment, net	20,035	20,499	21,024	21,169	21,697
State tax credits, held for sale	59,928	61,148	61,007	60,134	52,067
FDIC loss share receivable	103,529	88,292	88,676	5,922	10,563
Goodwill	3,879	2,064	2,064	2,064	2,064
Core deposit intangible	1,921	1,223	1,322	1,423	1,531
Other assets	67,937	71,220	72,544	73,526	73,975
Total assets	$2,925,316	$2,805,840	$2,504,244	$2,272,729	$2,361,405

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$448,012	$366,086	$304,221	$293,619	$300,835
Interest-bearing deposits	1,982,418	1,931,635	1,735,649	1,528,204	1,603,219
Total deposits	2,430,430	2,297,721	2,039,870	1,821,823	1,904,054
Subordinated debentures	85,081	85,081	85,081	85,081	85,081
FHLB advances	107,300	107,300	122,300	123,100	128,100
Federal funds purchased	-	-	5,000	-	-
Other borrowings	97,898	119,333	58,196	56,681	60,438
Other liabilities	13,592	13,057	13,217	9,172	8,498
Total liabilities	2,734,301	2,622,492	2,323,664	2,095,857	2,186,171
Shareholders' equity	191,015	183,348	180,580	176,872	175,234
Total liabilities and shareholders' equity	$2,925,316	$2,805,840	$2,504,244	$2,272,729	$2,361,405

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands, except per share data)	For the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2011	2010	2010	2010	2010
EARNINGS SUMMARY
Net interest income	$26,738	$28,109	$24,290	$18,602	$18,623
Provision for loan losses	3,600	3,325	7,650	8,960	13,800
Wealth Management revenue	1,683	2,489	1,326	1,302	1,297
Noninterest income	3,280	723	4,725	3,739	2,759
Noninterest expense	17,465	19,649	15,458	14,146	13,655
Income (loss) before income tax	10,636	8,347	7,233	537	(4,776)
Net income (loss)	7,079	6,426	4,971	737	(3,014)
Net income (loss) available to common shareholders	6,453	5,804	4,353	122	(3,626)
Diluted earnings (loss) per share	$0.42	$0.38	$0.29	$0.01	$(0.25)
Return on average common equity	16.82%	14.95%	11.61%	0.34%	(10.26% )
Net interest rate margin (fully tax equivalent)	4.19%	4.70%	4.31%	3.46%	3.47%
Efficiency ratio	55.09%	62.73%	50.95%	59.84%	60.21%

MARKET DATA
Book value per common share	$10.60	$10.13	$9.98	$9.74	$9.65
Tangible book value per common share	$10.21	$9.91	$9.75	$9.51	$9.40
Market value per share	$14.07	$10.46	$9.30	$9.64	$11.06
Period end common shares outstanding	14,941	14,889	14,854	14,854	14,852
Average basic common shares	14,920	14,856	14,854	14,854	14,418
Average diluted common shares	16,375	16,296	16,293	14,855	14,418

ASSET QUALITY
Net charge-offs	$3,538	$7,564	$5,909	$7,781	$12,716
Nonperforming loans	$43,487	$46,357	$51,955	$46,550	$55,785
Nonperforming loans to total loans	2.23%	2.45%	2.69%	2.63%	3.10%
Nonperforming assets to total assets*	2.48%	2.59%	3.18%	3.12%	3.19%
Allowance for loan losses to total loans	2.19%	2.26%	2.43%	2.55%	2.45%
Net charge-offs to average loans (annualized)	0.73%	1.57%	1.23%	1.76%	2.83%

CAPITAL
Average common equity to average assets	5.37%	5.83%	5.96%	6.18%	6.14%
Tier 1 capital to risk-weighted assets	12.16%	11.97%	11.80%	11.93%	11.78%
Total capital to risk-weighted assets	14.34%	14.30%	14.19%	14.41%	14.29%
Tier 1 common equity to risk-weighted assets	7.51%	7.37%	7.19%	7.22%	7.16%
Tangible common equity to tangible assets	5.22%	5.26%	5.79%	6.22%	5.92%

AVERAGE BALANCES
Portfolio loans not covered under FDIC loss share	$1,769,401	$1,780,890	$1,764,289	$1,762,250	$1,807,255
Portfolio loans covered under FDIC loss share	190,625	128,412	135,204	12,313	13,012
Earning assets	2,616,711	2,394,683	2,260,308	2,186,375	2,206,302
Total assets	2,896,285	2,644,952	2,494,148	2,342,523	2,336,788
Deposits	2,391,008	2,169,853	2,008,720	1,889,947	1,895,937
Shareholders' equity	188,187	186,453	180,984	176,785	175,223

LOAN PORTFOLIO
Commercial and industrial	$612,970	$593,938	$592,554	$545,177	$551,351
Commercial real estate	780,764	776,268	792,510	793,869	799,846
Construction real estate	176,249	190,285	201,298	205,501	213,253
Residential real estate	174,405	189,484	195,762	198,096	204,544
Consumer and other	16,646	16,376	14,513	17,818	17,103
Portfolio loans covered under FDIC loss share	191,447	126,711	134,207	11,776	13,127
Total loan portfolio	$1,952,481	$1,893,062	$1,930,844	$1,772,237	$1,799,224

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$448,012	$366,086	$304,221	$293,619	$300,835
Interest-bearing transaction accounts	198,152	204,687	187,426	198,747	203,006
Money market and savings accounts	952,798	865,703	714,498	687,116	640,504
Certificates of deposit	831,468	861,245	833,725	642,341	759,709
Total deposit portfolio	$2,430,430	$2,297,721	$2,039,870	$1,821,823	$1,904,054

*Excludes ORE covered by FDIC loss share agreements, except for their inclusion in total assets

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands)	For the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2011	2010	2010	2010	2010
YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.49%	5.45%	5.49%	5.56%	5.59%
Loans covered under FDIC loss share	16.81%	29.72%	17.48%	14.48%	16.92%
Total portfolio loans	6.59%	7.08%	6.34%	5.62%	5.67%
Securities	2.70%	2.60%	2.75%	2.85%	2.76%
Federal funds sold	0.26%	0.26%	0.30%	0.31%	0.36%
Yield on earning assets	5.40%	6.01%	5.67%	4.95%	5.06%
Interest-bearing deposits	1.16%	1.21%	1.24%	1.44%	1.56%
Subordinated debt	5.34%	5.71%	5.88%	5.84%	5.86%
Borrowed funds	1.89%	2.32%	2.29%	2.55%	2.74%
Cost of paying liabilities	1.39%	1.49%	1.54%	1.75%	1.87%
Net interest spread	4.01%	4.52%	4.13%	3.20%	3.19%
Net interest rate margin	4.19%	4.70%	4.31%	3.46%	3.47%

WEALTH MANAGEMENT
Trust Assets under management	$875,437	$796,190	$741,929	$722,895	$773,069
Trust Assets under administration	1,600,471	1,498,987	1,371,214	1,230,827	1,320,714

RECONCILIATION OF U.S. GAAP FINANCIAL MEASURES
PRE-TAX INCOME (LOSS) TO PRE-TAX, PRE-PROVISION INCOME

	For the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2011	2010	2010	2010	2010
Pre-tax income (loss)	$10,636	$8,347	$7,233	$537	$(4,776)
Sales and fair value writedowns of other real estate	19	2,683	1,606	678	586
Sale of securities	(174)	(781)	(124)	(525)	(557)
Income (loss) before income tax	10,481	10,249	8,715	690	(4,747)
Provision for loan losses	3,600	3,325	7,650	8,960	13,800
Pre-tax, pre-provision income	$14,081	$13,574	$16,365	$9,650	$9,053

TIER 1 COMMON EQUITY TO RISK-WEIGHTED ASSETS

Shareholders' equity	$191,015	$183,348	$180,580	$176,872	$175,234
Less: Goodwill	(3,879)	(2,064)	(2,064)	(2,064)	(2,064)
Less: Intangible assets	(1,921)	(1,223)	(1,322)	(1,423)	(1,531)
Less: Unrealized gains; Plus: Unrealized Losses	(244)	573	(2,133)	(2,675)	(1,114)
Plus: Qualifying trust preferred securities	62,398	60,448	59,525	58,319	57,773
Other	1,352	747	748	718	718
Tier 1 capital	$248,721	$241,829	$235,334	$229,747	$229,016
Less: Preferred stock	(32,707)	(32,519)	(32,334)	(32,153)	(31,976)
Less: Qualifying trust preferred securities	(62,398)	(60,448)	(59,525)	(58,319)	(57,773)
Tier 1 common equity	$153,616	$148,862	$143,475	$139,275	$139,267

Total risk-weighted assets determined in accordance with
prescribed regulatory requirements	$2,045,886	$2,019,885	$1,994,802	$1,927,769	$1,945,311
Tier 1 common equity to risk-weighted assets	7.51%	7.37%	7.19%	7.22%	7.16%

SHAREHOLDERS' EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS

Shareholders' equity	$191,015	$183,348	$180,580	$176,872	$175,234
Less: Preferred stock	(32,707)	(32,519)	(32,334)	(32,153)	(31,976)
Less: Goodwill	(3,879)	(2,064)	(2,064)	(2,064)	(2,064)
Less: Intangible assets	(1,921)	(1,223)	(1,322)	(1,423)	(1,531)
Tangible common equity	$152,508	$147,542	$144,860	$141,232	$139,663

Total assets	$2,925,316	$2,805,840	$2,504,244	$2,272,729	$2,361,405
Less: Goodwill	(3,879)	(2,064)	(2,064)	(2,064)	(2,064)
Less: Intangible assets	(1,921)	(1,223)	(1,322)	(1,423)	(1,531)
Tangible assets	$2,919,516	$2,802,553	$2,500,858	$2,269,242	$2,357,810
Tangible common equity to tangible assets	5.22%	5.26%	5.79%	6.22%	5.92%